Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Equity Incentive Plan, 2010 Non-Employee Directors’ Stock Option Plan, and 2010 Employee Stock Purchase Plan of Trius Therapeutics, Inc. of our report dated March 24, 2011 with respect to the financial statements of Trius Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 24, 2011